October 25, 2006

Donald Parman

Vice President and Secretary

SmithKline Beecham Corporation d/b/a GlaxoSmithKline

200 N. 16lh Street Philadelphia, PA 19102 215-751-7633 215-751-5349 (fax)

Genaera Corporation

5110 Campus Drive

Plymouth Meeting, PA 19462

Attn: John L. Armstrong, Jr., President & CEO

Dear Mr. Armstrong:

Reference is hereby made to the Development, Supply and Distribution Agreement between SmithKline Beecham Corporation (d/b/a GlaxoSmithKline) ("GSK") and Genaera Corporation (f/k/a Magainin Pharmaceuticals, Inc.) ("Genaera"), dated February 12, 1997 (the "Agreement"). All capitalized terms used but not defined herein have the meanings ascribed to them in the Agreement.

As you know, the product known in the Agreement as MSI-78, or LOCILEX™, has been dormant for a number of years, due to the fact that the FDA did not approve LOCILEX™ in 1999 and since then, both GSK and Genaera have refocused development efforts on other programs. In addition, Section 4.1 of the Agreement provided GSK with the exclusive option to obtain the right to exclusively distribute a product of Genaera's other than MSI-78 if MSI-78 failed to obtain regulatory approval in the Territory. GSK acknowledges that it has reviewed Genaera's product portfolio and has opted to not exercise its option and furthermore, that GSK has no further rights under the Agreement to any of Genaera's products. Nothing herein is intended to prevent GSK and Genaera from considering other business transactions in the future, unrelated to the Agreement.

Section 9.4 of the Agreement provides that GSK may terminate the Agreement on a country-by-country basis by giving thirty (30) days written notice to Genaera. The decision to terminate the Agreement is based upon GSK's reasonable determination that, taking into consideration the factors set forth in the preceding paragraph, the medical/scientific, technical, regulatory and/or commercial profile of MSI-78 does not justify continued development thereof. Therefore, this letter serves as notice to Genaera that the Agreement will terminate in all countries of the Territory, effective thirty (30) days from Genaera's receipt of this notice.

Sincerely,

SMITHKLINE BEECHAM

CORPORATION

(d/b/a GlaxoSmithKline)

By: /s/ Donald F. Parman

Name: Donald F. Parman

Title: Vice President & Secretary